Exhibit 10.7

CONFIDENTIAL TREATMENT

SECOND AMENDMENT TO SERVICES AGREEMENT

SECOND AMENDMENT, made as of the 1st day of January, 2009, to that certain SERVICES AGREEMENT (as amended to date, the “Agreement”), dated March 3, 2005 by and between Kayak Software Corporation., a Delaware corporation with its address. at 55 N. Water Street, Suite I ,Norwalk, CT 06854 (“Kayak”) and ITA Software, Inc., a Delaware corporation with its address at 141 Portland Street, 7th Floor, Cambridge, MA 02139 (“ITA”).

WHEREAS, the Agreement provides for Kayak to submit Queries about Participating Carriers to the ITA Software (all, as defined in the Agreement) and receive responses there from; and

WHEREAS, the Agreement was amended on July 18, 2007 and pursuant to a letter agreement on March 11, 2008; and

WHEREAS, ITA and Kayak wish to further amend the Agreement;

NOW, THEREFORE, in consideration of the foregoing, the parties hereby agree as follows;

1. DEFINITIONS

A. Section 1(m) of the Agreement is hereby deleted and replaced with the following:

(m) “Query” means either a “FareSearch”, a “LowFareSearch”, or a “ScheduleSearch” (as such terms are defined in the Documentation) by an Online User to the ITA Software; provided, that “Query” will exclude (i) test queries posed by Kayak to the Licensed Software, (ii) queries posed to the Licensed Software by ITA in connection with its monitoring of the Licensed Software, (iii) queries posed by any unauthorized automated or programmatic query tools (“Bot Queries”), provided that Kayak will use reasonable commercial efforts to prevent or block any such Bot Queries, and, provided further that any Bot Queries in excess of []* of Queries in any Agreement Month shall nevertheless be counted as Queries for that Agreement Month, and (iv) queries for which the ITA Software “times out” or otherwise returns no answer, provided that, for the purposes of this Section I(m)(iii), the ITA Software shall be deemed to have returned an answer if it returns a solution indicating that there are no flights that meet the criteria of the query. “Query” will also include the functionality known as “text rule lookup.”

B. Section 1 of the Agreement is hereby amended to include the following definitions:

(v) “Basic Query” means any Query that is not part of a Split Query.

(w) “Database Query” means a either a “FareSearch”, a LowFareSearch”, or a “ScheduleSearch” (as such terms are defined in the Documentation) by Kayak to the ITA Software that is not a Domestic Kayak Search or International Kayak Search in which the ITA Software is asked to consider flight schedules for not more than one outbound calendar day and one return calendar day. Database Queries must be tagged as such by Kayak in accordance with ITA’s reasonable instructions.

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

(x) “Split Query” means any Domestic Kayak Search or International Kayak Search for which Kayak poses more than one Query. For the avoidance of doubt, each Query in a Split Query must have substantially similar parameters (Le., search parameters which are set as described in the Documentation) as those supplied by the Online User for the underlying Domestic Kayak Search or International Kayak Search. Split Queries must be tagged as such by Kayak in accordance with ITA’s reasonable instructions.

2. SERVICES TO BE PROVIDED

A. Section 2(a) of the Agreement is hereby deleted and replaced with the following:

(a) Description of Services. ITA agrees that Kayak is granted a nonexelusive right to access the ITA Software and submit Queries about Participating Carriers to the ITA Software, and that ITA will operate the ITA Software and return responses about Participating Carriers to Kayak; such Queries and responses to be in accordance with the Documentation. []*. However, in the case of both Queries and Database Queries, ITA will not be obligated to return responses that include any carriers other than Participating Carriers. Except as provided herein and in Exhibit B, Kayak will not be obligated to pay any service, license or other fees for the rights granted hereby.

B. The following subsection (g) is hereby added to Section 2 of the Agreement:

(g) Caching, Kayak may retain the origin and destination pairs, fares, dates and carrier names returned in response to Database Queries and Queries (such retained information to be referred to herein as the “Permitted Cache”). Information from the Permitted Cache may be used solely for promotional activities reasonably calculated to lead to Queries. In connection with the foregoing, but without limitation, information from the Permitted Cache may never be used, alone or in combination, (i) as though it is current information, (ii) to provide current air pricing or availability, or in any manner that relates to current air pricing or availability, (iii) in a manner that might, in ITA’s reasonable discretion, be interpreted by a User to present fares, schedules or availability which are valid at the time of display, or (iv) in a manner that might, in ITA’s reasonable discretion, enable a User to derive likely current fare, schedule or availability information, or replace or reduce the necessity for Queries. Additionally, any information from the Permitted Cache that is shown to Online Users must include the date and time such information was first generated. No other caching of information returned by the ITA Software, whether received directly from ITA Software, or indirectly from another ITA Customer through its use of the ITA Software, shall be permitted.

3. FEES AND EXPENSES

Section 4 is hereby modified such that Section 4(b) (“Service Fee”)of the Agreement is deleted and replaced and new Sections 4(c) and 4(d) are added as follows:

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

(b) Service Fee. Kayak shall pay for use of the ITA Software []*, subject to a monthly Minimum Service Fee as set forth below:

(i) Minimum Service Fee. Kayak shall pay a minimum service fee for the Software (the “Minimum Service Fee”) in the amount of []* per Agreement Month, against which the []* accruing under Section 4(b)(ii) will be applied. As of January 1, 2010 the Minimum Service Fee shall increase to []* per Agreement Month. For the period January 1, 2012 through December 31, 2012, the Minimum Service Fee per Agreement Month shall be []*, until the aggregate of Minimum Service Fees paid by Kayak to ITA in such calendar year reaches []* that were payable with respect to calendar year 2011 (the “2012 Annual Maximum”). No Minimum Service Fee shall apply to any calendar month after the 2012 Annual Maximum has been met. For the period January 1, 2013 through December 31, 2013, the Minimum Service Fee per Agreement Month shall be equal to one- twelfth of the number that is []* that were payable with respect to calendar year 2012, without regard to minimums.

(ii) []*

(B) []*.

(C) Database Queries. The fee for Database Queries will be []*. Additionally, in connection with the restriction set forth in Section 2(g) that information, from the Permitted Cache be used solely for promotional activities reasonably calculated to lead to Queries, in the event that in a given Agreement Month, the number of Database Queries []*, the parties agree to promptly negotiate an appropriate fee structure for such “excess” Database Queries. In the event that, within thirty (30) days of the Agreement Month in which such Database Queries were performed, the parties are unable to come to agreement with respect to appropriate fees for excess Database Queries, then, for that Agreement Month, in addition to the fees associated with Database Queries, Kayak will pay an additional surcharge for []* in excess of its entitlement for that month equal to the blended effective rate for []* during the Agreement Month in question.

(D) “Null Set” Queries.

(I) Definition. As used herein, a “Null Set Query” means a Query (other than a Database Query), which, because of the exclusion by Kayak of specified airlines and/or of interline itineraries, returns no solutions, but which, had all airlines been permitted to be searched, and interline itineraries been permitted to be included, would have returned at least one solution. For the avoidance of doubt, Null Set Queries shall not include Queries for which the ITA Software is unable to find any itineraries between the specified origin and destination on the specified date(s), or for which, because of parameters set by an Online User, (for example, requesting only flights within a certain time window, or only non-stops) the ITA Software filters out solutions which would have otherwise been returned.

(2) For the period January 1, 2009 through April 30, 2009, Null Set Queries will not be included in Basic or Split Queries that are subject to the []* set forth in Section 4(b)(ii); provided that in the event the number of Null Set Queries during any Agreement Month during such period exceeds []* of the aggregate number of Basic and Split Queries during such Agreement Month, any Null Set Queries in excess of []* will be considered Basic or Split Queries, as appropriate, and will be subject to the applicable []* set forth in Section 4(b)(ii). Prior to April 30, 2009, Kayak will work with ITA to reduce the number of Null Set Queries, and will use its best commercial efforts to reduce querying by spiders and bots.

(3) Following April 30, 2009, Kayak will be excused from the requirement to submit a Query to the ITA Software each lime an Online User performs a Domestic Kayak Search (as set forth in Section 2(a), with respect to Queries which Kayak reasonably anticipates, based upon the origin and destination, will be Null Set Queries (“Excluded Queries”), so long as the Excluded Queries comprise less than []* of the aggregate number of Basic and Split Queries (i.e. to the extent that the Excluded Queries comprise []* or more than the aggregate number of Basic and Split Queries, such Queries will be counted as Basic Queries). Kayak will provide ITA, on a quarterly basis, with the list of origins and destinations which it is excluding based upon this Section 4(b)(iii)(C). If Kayak performs any queries which it could have excluded as Excluded Queries under this paragraph, such queries will be considered as Basic Queries subject to the []* set forth in Section 4(b)(ii).

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

(c) Reporting and Payment Terms.

(1) Retrospective Adjustments. Kayak will report to ITA the number of Null Set Queries and Bot Queries for each Agreement Month from January through March 2009 in accordance with Section 7 of this Amendment. Kayak will report the number of Null Set Queries and Bot Queries performed in April, 2009 by no later than May 10, 2009.

(2) No later than fifteen (15) days following the end of an Agreement Month, Kayak will certify to ITA the total number of Excluded Queries and Bot Queries for that Agreement Month. ITA will invoice Kayak for all fees calculated in accordance with this Section 4, specifically noting on its invoices, the excess, if any, of []* over the Minimum Service Fee. Kayak will pay the amount invoiced no later than thirty (30) days from date of invoice.

(d) Audit Rights. ITA will have the right, on not more than one occasion during each Agreement Year, to retain a third-party accounting firm to audit the number of Excluded Queries and Bot Queries certified by Kayak pursuant to this Section 4, in which event, Kayak will make available to such firm records supporting such identifications. Kayak will have the right, on not more than one occasion during each Agreement Year, to retain a third-party accounting firm to audit the number of Queries (including Split Queries, Database Queries and Basic Queries) reported by ITA pursuant to this Section 4, in which event, ITA, will make available to such firm the records upon which such certifications were based. The expense of any such audit will be borne by the party requesting it, except that in the event such auditors determine that (i) more than 10% of purported Database Queries were mis-identified by Kayak then Kayak shall bear the cost of the audit, or (ii) the number of Queries was over reported by ITA by more than 10%, then ITA shall bear the cost of the audit.

4. DATA CENTER

As of the date hereof, in lieu of the charges for the Hardware described in Section 6.3.1 of Exhibit B, the Data Center Fee shall be based upon [the number of EUs operated by ITA for Kayak as follows:

Number of EUs	Monthly Fee Per EU
[
]*

(plus, in each case, applicable CPI increases beginning January 1, 2010). The Data Center Fee shall be graduated; in other words, []* regardless of any discounts that may apply to higher numbers of EUs).

5. TERM

Section 5(a) of the Agreement is hereby amended to read:

(a) Term of Agreement. This Agreement shall terminate on December 31, 2013.

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

6. EFFECT ON AGREEMENT

Except as specifically amended hereby, the Agreement shall remain in all respects in full force and effect.

7. EFFECTIVE DATE

The terms hereof will become effective as of January 1, 2009. The parties agree that as of the date hereof the amount payable by Kayak to ITA comprises the following:

(a) []* in total license fees with respect to 2008 (based on an agreed-upon amount of []* in excess of the aggregate Minimum Service Fees for 2008, which agreed- upon amount represents an amount smaller than the amount originally invoiced by ITA, which reduction is based upon the parties’ agreement to enter into this Amendment), of which []* has been paid prior to the date hereof, and the balance has not been paid as of the date hereof. Of such remaining outstanding balance []*, Kayak agrees to pay at least []* upon the execution or this Amendment and the remaining balance prior to April 30, 2009.

(b) []* of invoices relating to Sidestep which ITA will promptly provide, which Kayak agrees to pay prior to April 30th 2009,

(c) []* with respect to April 2009 (comprising Minimum Service Fees, data and hosting fees) which was due April 1, 2009 and which Kayak agrees to pay prior to April 30, 2009.

No later than April 15, 2009, Kayak will provide ITA with reports required under this Agreement with respect to the months of January, February and March 2009. ITA will invoice any amounts due in excess of the Minimum Service Fees with respect to such months, and Kayak will pay such invoices promptly upon receipt thereof.

8. COUNTERPARTS

This Amendment may be signed in one or more counterpart copies, all of which together shall constitute one Agreement and each of which shall constitute an original.

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the date first above written

KAYAK SOFTWARE CORPORATION

BY:	/s/ Steve Hafner
Steve Hafner 4/10/09

ITA SOFTWARE, INC.

BY:	/s/ Jeremy Wertheimer
Jeremy Wertheimer, President 4/14/09

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.